Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiaries (a)	Jurisdiction of Incorporation
Express, LLC (b)	Delaware
The Limited Stores, Inc. (c)	Delaware
Henri Bendel, Inc. (d)	Delaware
Mast Industries, Inc. (e)	Delaware
Mast Industries (Far East) Limited (f)	Hong Kong
Limited Logistics Services, Inc. (g)	Delaware
Limited Service Corporation (h)	Delaware
Limited Brands Store Operations, Inc. (i)	Delaware
Victoria’s Secret Stores, LLC (j)	Delaware
Victoria’s Secret Stores Brand Management, Inc. (k)	Delaware
Victoria’s Secret Direct, LLC (l)	Delaware
Bath & Body Works, Inc. (m)	Delaware
beautyAvenues, Inc. (n)	Delaware
Intimate Brands, Inc. (o)	Delaware

(a)	The names of certain subsidiaries are omitted since such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of January 28, 2006.
(b)	Express, LLC, a Delaware corporation, is a wholly-owned subsidiary of Limited Brands Store Operations, Inc., a Delaware corporation and a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation, and a wholly-owned subsidiary of the registrant.
(c)	The Limited Stores, Inc., a Delaware corporation, is a wholly-owned subsidiary of Limited Brands Store Operations, Inc., a Delaware corporation and a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.
(d)	Henri Bendel, Inc., a Delaware corporation, is a wholly-owned subsidiary of Limited Brands Store Operations, Inc., a Delaware corporation and a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.
(e)	Mast Industries, Inc. is a wholly-owned subsidiary of Mast Industries (Delaware), Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.
(f)	Mast Industries (Far East) Limited is a wholly-owned subsidiary of Mast Industries (Overseas), Inc., which is a wholly-owned subsidiary of Mast Industries, Inc.
(g)	Limited Logistics Services, Inc. is a wholly-owned subsidiary of the registrant.
(h)	Limited Service Corporation is a majority owned subsidiary of Mast Industries (Overseas), Inc.
(i)	Limited Brands Store Operations, Inc., a Delaware corporation, is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.
(j)	Victoria’s Secret Stores, LLC, a Delaware limited liability company, is a wholly-owned subsidiary of Limited Brands Store Operations, Inc., a Delaware corporation and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation, and a wholly-owned subsidiary of the registrant.
(k)	Victoria’s Secret Stores Brand Management, Inc. is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.
(l)	Victoria’s Secret Direct, LLC is a wholly-owned subsidiary of Victoria’s Secret Direct Holding LLC, a Delaware limited liability company, which is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.
(m)	Bath & Body Works, Inc. is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.
(n)	beautyAvenues, Inc. is a wholly-owned subsidiary of the registrant.
(o)	Intimate Brands, Inc. is a wholly-owned subsidiary of the registrant.